As filed with the Securities and Exchange Commission on April 18, 2006
Registration No. 333-43605

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          AIRNET SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Ohio	31-1458309

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of Principal Executive Offices) (Zip Code)
AirNet Systems, Inc. Retirement Savings Plan
(Full title of the Plan)

Gary W. Qualmann	Copy to:
Chief Financial Officer,	Elizabeth Turrell Farrar, Esq.
Treasurer and Secretary	Vorys, Sater, Seymour and Pease LLP
AirNet Systems, Inc.	52 East Gay Street
7250 Star Check Drive	Columbus, Ohio 43215
Columbus, Ohio 43217
(Name and address of agent for service)
               (614) 409-4900
(Telephone number, including area
code, of agent for service)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On December 31, 1997, AirNet Systems, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-43605) with the Securities and Exchange Commission in order to register 200,000 Common Shares, par value $0.01 per share, of the Company (the “Common Shares”) and an indeterminate amount of interests to be offered and sold under the AirNet Systems, Inc. Retirement Savings Plan (the “Retirement Savings Plan”).
     Effective December 20, 2003, the Company’s Common Shares were eliminated as an investment option under the Retirement Savings Plan.
     Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement in order to deregister the Common Shares of the Company covered by the Registration Statement that were unsold as of December 20, 2003 under the Retirement Savings Plan when Common Shares of the Company were eliminated as an investment option under the Retirement Savings Plan and terminate the Registration Statement.
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signatures on following page.)

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 18th day of April, 2006.

AIRNET SYSTEMS, INC.
By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff
Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated, on the 18th day of April, 2006.

Name	Title
/s/ Joel E. Biggerstaff	Chairman of the Board, Chief Executive Officer,
Joel E. Biggerstaff	President and Director (Principal Executive Officer)

/s/ Gary W. Qualmann Gary W. Qualmann	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

/s/ Ray L. Druseikis Ray L. Druseikis	Vice President of Finance, Controller and Principal Accounting Officer

/s/ James M. Chadwick James M. Chadwick	Director

/s/ Russell M. Gertmenian Russell M. Gertmenian	Director

/s/ Gerald Hellerman Gerald Hellerman	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Bruce D. Parker Bruce D. Parker	Director

/s James E. Riddle James E. Riddle	Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on the 18th day of April, 2006.

AIRNET SYSTEMS, INC. RETIREMENT SAVINGS PLAN

By:	/s/ Gary W. Qualmann

Printed Name: Gary W. Qualmann
Title: Chief Financial Officer, For AirNet Systems, Inc.